UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TIM HORTONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which the transaction applies:

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EXPLANATORY NOTE

The following information regarding the beneficial ownership of the common stock of Tim Hortons Inc. (the “Company”) by beneficial owners of 5% or more of the Company’s common stock replaces the information contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2009 relating to the Company’s Annual Meeting of Stockholders to be held on May 8, 2009 (the “2009 Proxy Statement”). The security ownership of certain beneficial owners table is being revised to include information regarding Barclays Global Investors, NA. Except for the addition of this information, there are no changes to the 2009 Proxy Statement.

Security Ownership of Certain Beneficial Owners

The following table sets forth information (based upon filings with the SEC) with respect to the persons known by us to own beneficially more than 5% of the outstanding shares of our common stock as of March 10, 2009:

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class*
Common Stock	Harris Financial Corp.(a) 111 W. Monroe Street P.O. Box 755 Chicago, IL 60690	14,111,376	7.79%

Common Stock	FMR LLC and a joint filer(b) 82 Devonshire Street Boston, MA 02109	12,445,655	6.87%

Common Stock	Barclays Global Investors, NA and certain joint filers(c) 400 Howard Street San Francisco, CA 94105	9,247,139	5.10%

*	Based on 181,252,776 shares of common stock outstanding as of March 10, 2009 (including the 358,186 shares held by the TDL RSU Plan Trust).

(a)	Information based solely on a Schedule 13G/A filed with the SEC on February 9, 2009 by Harris Financial Corp., filing on behalf of its parent company, Bank of Montreal, and on behalf of the subsidiary companies set forth therein.

(b)	Information based solely on a Schedule 13G/A filed with the SEC on February 17, 2009 by FMR LLC (“FMR”). Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, MA, 02109, is a wholly owned subsidiary of FMR. Fidelity is the beneficial owner of 12,444,332 of the shares of common stock owned by FMR as a result of acting as investment adviser to various investment companies. The ownership of one such investment company, Fidelity Contrafund, amounted to 10,573,132 shares.

Edward C. Johnson 3d and FMR, through its control of Fidelity and the funds, each has sole power to dispose of the 12,444,332 shares of common stock owned by the funds. Voting power for these shares is held by the boards of trustees of such funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR, own, directly or through trusts, 49% of the voting power of FMR and, as a result of a stockholders’ voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Strategic Advisers, Inc. (“Strategic”), 82 Devonshire Street, Boston, MA, 02108, a registered investment adviser, is also a wholly owned subsidiary of FMR and, as such, FMR’s beneficial ownership includes 1,323 shares beneficially owned through Strategic.

(c)

Information based solely on a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA (“BGI”) and certain joint filers reporting the beneficial ownership of an aggregate of 9,247,139 shares of common stock as follows: BGI is the beneficial owner of 2,260,021 shares; Barclays Global Fund Advisors, 400 Howard Street, San Francisco, CA 94015 is the beneficial owner 1,262,246 shares; Barclays Global Investors, Ltd., Murray House, 1 Royal Mint Court, London EC3N 4HH is the beneficial owner of 457,225 shares; Barclays Global Investors Japan Limited, Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402, Japan is the beneficial owner of 257,676 shares; and Barclays Global Investors Canada Limited, Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Ontario M5J 2S1 is the beneficial owner of 5,009,971 shares. Although Barclays Global Investors Australia Limited, Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia NSW 1220 and Barclays Global Investors (Deutschland) AG, Apianstrasse 6, D-85774, Unterfohring, Germany are also included as reporting persons, the beneficial ownership information for both entities is reported as being none.